TELTRAN INTERNATIONAL GROUP, LTD.
                                 One Penn Plaza
                            New York, New York 10019







                                          February 27, 2001

NCT Networks, Inc.
20 Ketchum Street
Westport, Connecticut  06880

      Re:   Stock and  Asset  Purchase  Agreement  among  NCT  Networks,  Inc.
            Teltran International Group, Ltd. and Internet Protocols Ltd. (the "Agreement") dated as of January 23, 2001

Ladies and Gentlemen:

      This will set forth the agreed upon amendments to the above Agreement. Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

     1. The definition of "Excluded Liability in Section 1 shall be revised to read as follows:

     "Excluded Liabilities" shall mean subject to the provision of Section 5.4 all Liabilities of the Acquired Company not specifically reflected, noted or specifically reserved against on the Balance Sheet, including without limitation any Liabilities of the Acquired Company that together with the Liabilities so specifically reflected, noted or specifically reserved against would exceed the sum of the amount or type of the Liability disclosed (without a specific amount) in the footnote thereto plus (pound)679,078.39, but in any event not including any of the Ordinary Course Liabilities.


     2. The following clause shall be added to the definition of "Ordinary Course Liabilities," in Section 1:

     "any liabilities of the Acquired Company incurred or resulting from the actions or omissions of NCTN or its affiliates or representatives or incurred at their request whether prior or subsequent to the date of execution of this Agreement.

     3. All reference to Stockholders' Agreement shall apply solely to any Series A Preferred Shares that may be released by the Collateral Agent to Teltran pursuant to a Collateral Agent Agreement among Barbara R. Mittman as Collateral Agent, Teltran, NCTN and certain investors identified therein, dated as of February 27, 2001 (the "Collateral Agreement").

     4. The attached assumption and assignment agreement shall be executed and replaced for assumption and assignment attached to the Agreement.

     5. The full paragraph following subsection 2.2.1(c) is hereby eliminated and existing subsection 2.1.1(d) and (e) are relettered (e) and (f) respectively and a new subsection 2.1.1 (d) is added as follows:.

     (d) Series A Preferred Shares ("Balance Shares") having a Stated Value of (pound)1,500,000 shall be delivered to Barbara Mittman to be held as Collateral Agent pursuant to the Collateral Agreement and a Security Agreement among the same parties and dated the same date as the Collateral Agreement.

     6. The second sentence of the second paragraph Section 2.6 is revised in its entirety to read as follows:


     The value of the Initial Cash Consideration, the stated value of the Series A Preferred Shares issued at Closing pursuant to Section 2.2.1(a), (b), (c) and (d), the DataTech Consideration and the Post Closing Consideration when added together shall equal the sum of the $350,000 and Preferred Shares having a stated value equivalent to (pound)4,940,000 (the "Purchase Amount"), subject to deduction of the Adjustment as provided in Section 2.5 and any offset as provided in Section 2.7.

     7. Section 2.7 is amended in its entirety to read as follows:

     2.7 Offsets. If NCTN or its stockholders or Subsidiaries incur any Liabilities relating to any breach of representations and warranties of Teltran and IPL or breach of any covenants, obligations or undertakings of Teltran and/or IPL in this Agreement or the Assignment and Assumption Agreement, then NCTN shall have the right to offset such Liabilities against the obligation to deliver to Teltran the DataTech Consideration in
     Section 2.4, the Post Closing Consideration or against the Balance Shares as set forth in this Section 2.7. For purposes of any offsets against shares of Preferred Stock, such offsets shall be dollar for dollar against the stated value of the Preferred Stock.

     8. Section 5.1 shall be amended in its entirety to read as follows:

     Web Factory Indebtedness. NCTN shall indemnify and hold harmless Teltran from liability, costs and expense of any description of the Acquired
     Company as well as any guaranty of any indebtedness of the Acquired Company, including any indebtedness incurred in connection with the acquisition of assets by the Acquired Company from the Web Factory Limited (now known as Logical e Business Solutions Limited) in March 2000 which is specifically reflected on the Balance Sheet or any note thereby and if not so reflected NCTN shall have no indemnification or hold harmless obligation to Teltran in respect thereof. NCTN shall cause the Acquired Company to indemnify and hold Teltran harmless from the Ordinary Course Liabilities.

     9. Section 5.4 shall be amended by removing in the first sentence subclause
(c) in its entirety, and by placing the word "and" after subclause (a) and before subclause and (b) in the same sentence.

     10. In Section 7.5 the street address of NCTN's counsel shall be changed to "555 Eleventh Street, N.W."

     11. Except as modified herein the Agreement shall remain in full force and effect.

     If the foregoing correctly reflects our understanding please return the enclosed copy of this letter.

                                    Very truly yours,

                                    TELTRAN INTERNATIONAL GROUP, LTD.


                                    By:
                                       ---------------------------------


                                    INTERNET PROTOCOLS LTD.

                                    By:_________________________________


                                    NCT NETWORKS, INC.

                                    By:_________________________________